Exhibit 1.01

Qualys, Inc.

Conflict Minerals Report

For The Reporting Period from January 1, 2015 to December 31, 2015

This Conflict Minerals Report (the “Report”) of Qualys, Inc. (“Qualys” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2015 to December 31, 2015 (“Reporting Period”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products where the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are referred to as “Conflict Minerals” which include gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives which are limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo (the “DRC”), the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Company Overview

We are a leading provider of cloud security and compliance solutions that enable organizations to identify security risks to their IT infrastructures, help protect their IT systems and applications from ever-evolving cyber-attacks and achieve compliance with internal policies and external regulations. Our cloud solutions address the growing security and compliance complexities and risks that are amplified by the dissolving boundaries between internal and external IT infrastructures and web environments, the rapid adoption of cloud computing and the proliferation of geographically dispersed IT assets. Our integrated suite of security and compliance solutions delivered on our QualysGuard Cloud Platform enables our customers to identify their IT assets, collect and analyze large amounts of IT security data, discover and prioritize vulnerabilities, recommend remediation actions and verify the implementation of such actions. Organizations use our integrated suite of solutions delivered on our QualysGuard Cloud Platform to cost-effectively obtain a unified view of their security and compliance posture across globally-distributed IT infrastructures.

As part of our cloud platform, we host and operate a large number of globally distributed physical scanner appliances that our customers use to scan their externally facing systems and web applications. To scan internal IT assets, customers can also deploy our scanners, which are available on a subscription basis as physical appliances or downloadable virtual images, within their internal networks. Our scanner appliances self-update daily in a transparent manner using our automated and proprietary scan management technology. These scanner appliances allow us to scale our cloud platform to scan networked devices and web applications across organizations’ networks around the world.

Description of the Company’s Products Covered by this Report

This Report relates to our managed scanner appliances: (i) for which Conflict Minerals are necessary to their functionality or production, (ii) that were manufactured, or contracted to be manufactured, by the Company, and (iii) for which the manufacture was completed during the Reporting Period. In this Report, we refer to these products collectively as the “Covered Products.”

Description of the Company’s Reasonable Country of Origin Inquiry

We have determined that Conflict Minerals are necessary to the functionality or production of the Covered Products that were manufactured or contracted to be manufactured by us during the Reporting Period. As a result, we conducted in good faith a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine if any of these Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources.

Our supply chain is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals. The Company does not directly purchase Conflict Minerals from mines, smelters or refiners. Therefore, the Company must rely on its contract manufacturers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products. In designing our RCOI, we determined to survey all of our first tier contract manufacturers.

As such, our RCOI primarily consisted of requesting the Conflict Minerals Reporting Template prepared by the Electronic Industry Citizenship Coalition and Global eSustainability Initiative (“EICC-GeSI”) be completed and returned to us from our first tier contract manufacturers. Responses were reviewed for completeness, reasonableness, and consistency, and we followed up with our contract manufacturers for corrections and clarifications as needed.

We requested from our eight contract manufacturers that they complete the Conflict Minerals Reporting Template and we received responses from all eight. One manufacturer did not use Conflict Minerals, while the other seven provided responses regarding their use of Conflict Minerals. Of the total 215 facilities that are listed in the EICC-GeSI template as “known smelters or refineries” identified by our contract manufacturers in their supply chains, we believe 21 may source the necessary Conflict Minerals from the Covered Countries. As of May 11, 2016, 17 of these facilities believed to be sourcing from the Covered Countries were listed by CFSI as compliant with the Conflict Free Smelter Program, while the remaining 4 had audits in process. However, based on these due diligence efforts, Qualys does not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals contained in the Covered Products or whether the Conflict Minerals in the Covered Products are from scrap or recycled sources.

Description of the Company’s Due Diligence Process

Based on the information provided by our contract manufacturers, we performed additional due diligence on the source and chain of custody of these Conflict Minerals which was designed to conform to the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the related supplements on gold, tin, tantalum and tungsten (the “Framework”), in order to determine if any Conflict Minerals included in our Covered Products may have originated in the Covered Countries and if so, whether they benefited armed groups in those countries.

After performing the RCOI and due diligence designed to conform with the Framework, we were unable to comprehensively establish the origin of all Conflict Minerals used in our Covered Products, the facilities used to process them, their country of origin, and their mine or location of origin.

In accordance with the five-step Framework, the design of our due diligence includes the following five steps: (i) establishment of strong company management systems, (ii) identification and assessment of risks in the supply chain, (iii) designing and implementing a strategy to respond to identified risks, (iv) carrying out independent third-party audit of smelter/refiner’s due diligence practices, and (v) reporting on supply chain due diligence. A description of certain activities undertaken by us with respect to each of the five steps of the Framework is described below.

1.	Establishment of Strong Company Management Systems

We have completed a number of steps to establish a management system for addressing the sourcing of Conflict Minerals in our Covered Products. These actions include:

a.	Adopt and Commit to a Supply Chain Policy for Conflict Minerals: We are committed to sourcing minerals for our products in a manner that does not finance or benefit armed groups in the Covered Countries. We have a Code of Business Conduct and Ethics (“Code of Conduct”) available at http://investor.qualys.com/corporate-governance.cfm which requires honest and ethical conduct and compliance with all applicable laws. Our Code of Conduct provides that we select suppliers not only on the merits of their products and services, but also on their business practices and that we will not establish business relationships with any suppliers if we know or have reason to believe that their business practices violate any applicable laws. Information contained on, or that can be accessed through, our website, does not constitute part of this Report and inclusion of our website address in this Report is an inactive textual reference only.

b.	Internal Management to Support Supply Chain Due Diligence: Our management has established an internal compliance team which includes members from our operations, legal and finance departments, charged with the development and implementation of our Conflict Minerals Program.

c.	Controls and Transparency to Support Supply Chain Diligence: As described above, we undertook a RCOI with respect to the Conflict Minerals in our supply chain by requesting the EICC-GeSI template be completed by each of our contract manufacturers to gather information about their use of Conflict Minerals, the smelters and refiners in their supply chain that are included in our Covered Products, and the countries of origin for such Conflict Minerals.

d.	Supplier Engagement: We continue to actively engage with our contract manufacturers to strengthen our relationship with them. We have communicated to our contract manufacturers our commitment to sourcing Conflict Minerals in a manner that does not benefit armed groups in the Covered Countries. With respect to our contract manufacturers that were unable to provide us with sufficient information to determine the facilities used to process the Conflict Minerals contained in our Covered Products, we have communicated that we are evaluating such responses and may elect to seek alternative arrangements with other contract manufacturers to the extent any such contract manufacturers are unable to cooperate with us in our due diligence efforts.

e.	Grievance Mechanism: Our Code of Conduct includes procedures for reporting violations of our Code of Conduct, including how to report such violations anonymously. We believe that this is an appropriate mechanism for our employees to report violations of our Code of Conduct, which we anticipate will include our Conflict Minerals policy, once available.

2.	Identification and Assessment of Risks in the Supply Chain

Because of our position within our supply chain, it is difficult for us to identify actors upstream from our first tier contract manufacturers. As discussed above, we identified eight first tier contract manufacturers and we have relied upon them to provide us with the necessary information about the source of Conflict Minerals contained in the products that we contract with them to manufacture for us. Our contract manufacturers are similarly reliant upon information provided by their suppliers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products.

3.	Designing and Implementing a Strategy to Respond to Identified Risks

We are in the process of developing a formal risk management plan though which our Conflict Minerals Program will be implemented, managed and monitored. During the Reporting Period, when our contract manufacturers did not provide us with complete or reliable responses to the EICC-GeSI template, such matters were reported to members of our executive management team who considered a variety of responses to such manufacturers, including seeking alternative arrangements, with the further input from our internal compliance team. However, we have not yet identified any circumstances to date where it was necessary to terminate a contract or find a replacement contract manufacturer.

4.	Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any smelters or refiners in our supply chain and therefore we do not directly conduct audits. Instead, we have supported the development and implementation of independent third party audits of smelters such as the Conflict-Free Smelter Program (“CFSP”) by encouraging our contract manufacturers to purchase materials from audited, conflict-free smelters and determining whether the smelters that were used to process these minerals were validated as conflict-free as part of the Conflict-Free Smelter Program.

5.	Reporting on Supply Chain Due Diligence

In 2015, we publicly filed the Form SD and this Report with the SEC, and a copy of this Report and the Form SD are publicly available at http://investor.qualys.com/sec.cfm.

This Report includes information about the RCOI we undertook, our due diligence process designed to conform with the OECD Guidelines, the list of known smelters and refiners utilized in our supply chain identified in our due diligence process, and a description of our products that incorporate Conflict Minerals necessary to the functionality or production of such products.

Findings and Conclusions

Based on the information that was provided by our contract manufacturers and otherwise obtained through the due diligence process, we believe that, to the extent reasonably determinable, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed in Annex I below.

This table includes only facilities that are listed in the EICC-GeSI template as “known smelters or refineries.” An indication of “Compliant” in the far right column of the table indicates that the smelter or refinery has received a “conflict free” designation from an independent third party audit program as of May 11, 2016. An indication of “In Process” in the far right column of the table indicated that the smelter or refinery has not yet received a “conflict free” designation, but is undergoing an audit process that will determine such status. An “Audit expired in early 2016” in the far right column of the table indicates that the smelter had previously been audited and while the audit covered the Reporting Period it expired after the Reporting Period and before May 11, 2016. An indication of “Unknown” in the far right column of the table indicates that the smelter or refinery has not received a “conflict free” designation from an independent third party audit program or the facility’s receipt of such designation is undeterminable.

Because the CFSI generally did not indicate individual countries of origin of the Conflict Minerals processed by compliant smelters and refiners, we were not able to determine the countries of origin of the Conflict Minerals processed by the listed compliant smelters and refiners with greater specificity. In addition, for the listed compliant smelters and refiners, origin information is not disclosed by the CFSI. Therefore, based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals contained in the Covered Products or whether the Conflict Minerals in the Covered Products are from recycled or scrap sources.

As reported earlier, we endeavored to determine the mine or location of origin of the Conflict Minerals contained in the Covered Products by conducting a supply-chain survey with our first tier manufacturers using the CMRT and through the information made available by the CFSI to its members.

ANNEX I- SMELTER LIST

Metal	Smelter or Refinery Facility Name	Location	Compliance Status
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Argor-Heraeus SA	SWITZERLAND	Compliant
Gold	Asahi Pretec Corporation	JAPAN	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	Aurubis AG	GERMANY	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	DODUCO GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Gold	Heraeus Ltd. Hong Kong	CHINA	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES	Compliant
Gold	Asahi Refining Canada Limited	CANADA	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Materion	UNITED STATES	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies SA	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	PAMP SA	SWITZERLAND	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	SEMPSA Joyería Platería SA	SPAIN	Compliant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	Valcambi SA	SWITZERLAND	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Republic Metals Corporation	UNITED STATES	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	In Progress
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	In Progress

Gold	Jiangxi Copper Company Limited	CHINA	In Progress
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	In Progress
Gold	Schone Edelmetaal B.V.	NETHERLANDS	In Progress
Gold	United Precious Metal Refining, Inc.	UNITED STATES	In Progress
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	In Progress
Gold	T.C.A S.p.A	ITALY	In Progress
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Audit expired in 2016
Gold	C. Hafner GmbH + Co. KG	GERMANY	Audit expired in 2016
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Audit expired in 2016
Gold	Chimet S.p.A.	ITALY	Audit expired in 2016
Gold	Heimerle + Meule GmbH	GERMANY	Unknown
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Audit expired in 2016
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Audit expired in 2016
Gold	Istanbul Gold Refinery	TURKEY	Audit expired in 2016
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Audit expired in 2016
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Audit expired in 2016
Gold	Kazzinc	KAZAKHSTAN	Audit expired in 2016
Gold	Kennecott Utah Copper LLC	UNITED STATES	Audit expired in 2016
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Audit expired in 2016
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Audit expired in 2016
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Audit expired in 2016
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Audit expired in 2016
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Audit expired in 2016
Gold	PX Précinox SA	SWITZERLAND	Audit expired in 2016
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Unknown
Gold	Royal Canadian Mint	CANADA	Audit expired in 2016
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Unknown
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Unknown
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Unknown
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Audit expired in 2016
Gold	Umicore Brasil Ltda.	BRAZIL	Audit expired in 2016
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Audit expired in 2016
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Audit expired in 2016
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Unknown
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Audit expired in 2016
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Compliant
Tantalum	Exotech Inc.	UNITED STATES	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	Compliant
Tantalum	Molycorp Silmet A.S.	ESTONIA	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	QuantumClean	UNITED STATES	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemicals	JAPAN	Compliant
Tantalum	Telex Metals	UNITED STATES	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	Zhuzhou Cemented Carbide	CHINA	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES	Compliant

Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	Plansee SE Liezen	AUSTRIA	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Compliant
Tantalum	Plansee SE Reutte	AUSTRIA	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES	Compliant
Tantalum	Duoluoshan	CHINA	In Progress
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	In Progress
Tantalum	LSM Brasil S.A.	BRAZIL	In Progress
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	In Progress
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	In Progress
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Compliant
Tin	Alpha	UNITED STATES	Compliant
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	Compliant
Tin	CV United Smelting	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES	Compliant
Tin	Mineração Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Bangka Putra Karya	INDONESIA	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	Rui Da Hung	TAIWAN	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Thaisarco	THAILAND	Compliant
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Compliant
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	PT Wahana Perkit Jaya	INDONESIA	Compliant
Tin	Melt Metais e Ligas S/A	BRAZIL	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Cipta Persada Mulia	INDONESIA	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	Compliant
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	In Progress
Tin	EM Vinto	BOLIVIA	In Progress
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	In Progress
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	In Progress
Tin	PT Belitung Industri Sejahtera	INDONESIA	In Progress
Tin	PT Mitra Stania Prima	INDONESIA	In Progress
Tin	PT Stanindo Inti Perkasa	INDONESIA	In Progress
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	In Progress
Tin	PT Inti Stania Prima	INDONESIA	In Progress
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	In Progress
Tin	PT Justindo	INDONESIA	Audit expired in 2016
Tin	PT BilliTin Makmur Lestari	INDONESIA	Audit expired in 2016
Tin	CV Ayi Jaya	INDONESIA	Audit expired in 2016
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck GmbH	GERMANY	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	In Progress
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	In Progress
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	In Progress

Future Steps

We have communicated our expectations to our contract manufacturers regarding our commitment to sourcing minerals for our products in a manner that does not finance or benefit armed groups in the Covered Countries and we are currently considering developing a more formal Conflict Minerals policy. Since the end of 2015, we have continued, and plan to continue, to increase our engagement with our relevant first-tier contract manufacturers in order to build their knowledge and capacity so they are able to provide us with more complete and accurate information on the source and chain of custody of Conflict Minerals in our supply chain.

Additional Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by Qualys. These statements are based on the infrastructure and information available at the time. A number of factors could introduce errors or otherwise affect our Conflict Minerals status. These factors include, but are not limited to, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers, errors or omissions by smelters, the definition of a smelter not being finalized at the end of the 2015 reporting period, all instances of Conflict Minerals necessary to the functionality or manufacturing of our products possibly not yet having been identified, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol due to this being the third year for SEC disclosures for Section 1502 of Dodd-Frank, oversight or errors in conflict free smelter audits, Covered Countries sourced materials being declared secondary materials, companies going out of business in 2015, certification programs being not equally advanced for all industry segments and metals, and smuggling of Conflict Minerals from the Covered Countries to other countries.